Exhibit 99.2

January 14, 2004

Apple Computer, Inc.

Q1’04 Summary Data

	Q4’03 Actual		Q1’03 Actual		Q1’04 Actual		Sequential Change		Year/Year Change
	Units k	Rev $m	Units k	Rev $m	Units k	Rev $m	Units	Revenue	Units	Revenue

Product Summary
iMac (1)	253	$279	298	$356	227	$251	-10%	-10%	-24%	-29%
iBook	137	154	186	216	201	221	47%	44%	8%	2%
Power Mac (2)	221	419	158	292	206	398	-7%	-5%	30%	36%
PowerBook	176	348	101	235	195	399	11%	15%	93%	70%
Subtotal CPUs	787	1,200	743	1,099	829	1,269	5%	6%	12%	15%

iPod	336	121	219	81	733	256	118%	112%	235%	216%
Peripherals & Other HW	NM	217	NM	137	NM	243	NM	12%	NM	77%
Software & Other	NM	177	NM	155	NM	238	NM	34%	NM	54%

Total Apple		$1,715		$1,472		$2,006		17%		36%

							Sequential Change		Year/Year Change
	CPU Units k	Rev $m	CPU Units k	Rev $m	CPU Units k	Rev $m	Units	Revenue	Units	Revenue
Operating Segments
Americas	453	$928	377	$738	378	$924	-17%	0%	0%	25%
Europe	158	323	202	351	240	519	52%	61%	19%	48%
Japan	76	171	71	139	77	157	1%	-8%	8%	13%
Retail	59	193	46	148	73	273	24%	41%	59%	84%
Other Segments (3)	41	100	47	96	61	133	49%	33%	30%	39%

Total Operating Segments	787	$1,715	743	$1,472	829	$2,006	5%	17%	12%	36%

(1)               Includes eMac product line.

(2)               Power Mac figures include server sales.

(3)               Other Segments include Asia Pacific and FileMaker.

NM:  Not Meaningful